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                                  EXHIBIT 23.1

                        CONSENT OF S. R. SNODGRASS, A.C.
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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Dimeco, Inc. 2000 Independent Directors Stock Option Plan of our report dated February 8, 2001, with respect to the audited consolidated financial statements of Dimeco, Inc. and subsidiary incorporated by reference in its Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.



                                          /s/ S. R. Snodgrass, A.C.


Wexford, Pennsylvania
September 11, 2001